UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

December 31, 2004
Date of report (Date of earliest event reported)

ACCERIS COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State of Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

9775 Businesspark Avenue, San Diego, CA 92131
(Address of Principal Executive Offices and Zip Code)

(858) 547-5700
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On December 31, 2004, Acceris Communications Inc. (the “Company”) entered into a certain management services agreement (the “Agreement”) with Counsel Corporation, the Company’s majority shareholder, and its wholly-owned subsidiaries (collectively, “Counsel”). Under the terms of the Agreement, the Company agreed to make payment to Counsel for the past and future services to be provided by Counsel personnel (excluding Allan C. Silber, Counsel’s Chairman, President and Chief Executive Officer and the Company's Chief Executive Officer) to the Company for each of 2004 and 2005. The basis for such services charged will be an allocation, on a cost basis, based on time incurred, of the base compensation paid by Counsel to those employees providing services to the Company. For the nine months ended September 30, 2004, the cost of such services was approximately $190,000 and is expected to total approximately $280,000 for the year ended December 31, 2004. Services for 2005 will be determined on the same basis. For each fiscal quarter, Counsel will provide the details of the charge for services by individual, including respective compensation and their time allocated to the Company. The foregoing fees for 2004 and 2005 are due and payable within 30 days following the respective year ends, subject to applicable restrictions. Any unpaid fee amounts will bear interest at 10% per annum commencing on the day after such year end.

In the event of a change of control, merger or similar event of the Company, all amounts owing, including fees incurred up to the date of the event, will become due and payable immediately upon the occurrence of such event. The Agreement does not guarantee the personal services of any specific individual at the Company throughout the term of the agreement and the Company will have to enter into a separate personal services arrangement with such individual should their specific services be required. The Company’s Board of Directors approved the Agreement on December 23, 2004.

The foregoing is a summary description of the major terms of the Agreement and by its nature is incomplete. It is qualified in the entirety by the text of the Agreement, a copy of which is filed as exhibit to this Current Report on Form 8-K. All readers of this Current Report are encouraged to read the entire text of the Agreement attached hereto.

Item 9.01    Financial Statements and Exhibits.

(c)           Exhibits.

10.60.    Agreement dated as of December 31, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acceris Communications, Inc.
Date: January 6, 2005	By:	/s/ Gary M. Clifford
		Name:	Gary M. Clifford
		Title:	Chief Financial Officer and Vice President of Finance

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